As filed with the Securities and Exchange Commission on February 25, 2025
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

THE BALDWIN INSURANCE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware		61-1937225
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
4211 W. Boy Scout Blvd., Suite 800 Tampa, Florida 33607 (866) 279-0698
(Address of Principal Executive Offices, Including Zip Code)

The Baldwin Insurance Group, Inc. Omnibus Incentive Plan
(Full title of the plan)

Trevor L. Baldwin Chief Executive Officer
Bradford L. Hale Chief Financial Officer
Corbyn Lichon Chief Accounting Officer
Seth Cohen General Counsel 4211 W. Boy Scout Blvd., Suite 800 Tampa, Florida 33607 (866) 279-0698
(Name, address, and telephone number, including area code, of agent for service)
Copy to: Kevin L. Vold Shashi N. Khiani Polsinelli PC 1401 Eye (“I”) Street, N.W., Suite 800 Washington, D.C. 20005 (202) 783-3300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Smaller reporting company ☐
Non-accelerated filer ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering an additional 2,350,642 shares of Class A Common Stock that are issuable at any time or from time to time under the Plan. Pursuant to General Instruction E, the contents of the Registration Statement on Form S-8 filed for the Plan (Registration No. 333-234309) with the Securities and Exchange Commission (the “Commission”) on October 24, 2019, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement, except as supplemented by the information set forth below.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the "Annual Report"), filed with the Commission on February 25, 2025, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act (other than the reports, or portions thereof, deemed to have been furnished and not filed with the Commission) since the end of the fiscal year covered by the Annual Report referred to in clause (a) above; and

(c) The description of the Registrant’s capital stock which is contained in the Registration Statement on Form 8-A filed October 17, 2019, under the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2019).

4.2
Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2020).

4.3
Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.3 of the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2024).

4.4
Second Amended and Restated By-Laws of the Registrant. (incorporated herein by reference to Exhibit 3.4 of the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2024).

4.5
First Amendment to the Second Amended and Restated By-Laws of the Registrant. (incorporated herein by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2024).

5.1	Opinion of Polsinelli PC (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2	Consent of Polsinelli PC (included in Exhibit 5.1)
24.1	Powers of Attorney (included in the signature pages hereof)
107	Filing Fee Table

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida on the 25th day of February, 2025.

THE BALDWIN INSURANCE GROUP, INC.

By:	/s/ Trevor L. Baldwin
Name: Trevor L. Baldwin
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Trevor Baldwin, Brad Hale, and Seth Cohen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ L. Lowry Baldwin	Chairman of the Board of Directors	February 25, 2025
L. Lowry Baldwin

/s/ Trevor L. Baldwin	Chief Executive Officer and Director	February 25, 2025
Trevor L. Baldwin	(Principal Executive Officer)

/s/ Bradford L. Hale	Chief Financial Officer	February 25, 2025
Bradford L. Hale	(Principal Financial Officer)

/s/ Corbyn N. Lichon	Chief Accounting Officer	February 25, 2025
Corbyn N/ Lichon	(Principal Accounting Officer)

/s/ Jay A. Cohen	Director	February 25, 2025
Jay A. Cohen

/s/ Joseph J. Kadow	Director	February 25, 2025
Joseph J. Kadow

/s/ Barbara R. Matas	Director	February 25, 2025
Barbara R. Matas

/s/ Sathish Muthukrishnan	Director	February 25, 2025
Sathish Muthukrishnan

/s/ Sunita Parasuraman	Director	February 25, 2025
Sunita Parasuraman

/s/ Ellyn Shook	Director	February 25, 2025
Ellyn Shook

/s/ Chris T. Sullivan	Director	February 25, 2025
Chris T. Sullivan

/s/ Myron K. Williams	Director	February 25, 2025
Myron K. Williams